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EXHIBIT 21.1


SUBSIDIARIES OF THE REGISTRANT

1.  DIGNITY PRESTIGE SDN BHD, A MALAYSIA CORPORATION
2.  DIRECTAMERICA CORPORATION, A DELAWARE CORPORATION (D/B/A, E4L TELEVISION)
3.  NATIONAL MEDIA HOLDINGS, INC., A DELAWARE CORPORATION
4.  POSITIVE RESPONSE TELEVISION, INC. A DELAWARE CORPORATION
5.  QUANTUM PRESTIGE PTY LIMITED, A NEW ZEALAND CORPORATION
6.  QUANTUM ASIA, A HONG KONG JOINT VENTURE (50% OWNED SUBSIDIARY)
7.  QUANTUM INTERNATIONAL JAPAN COMPANY LTD., A JAPANESE CORPORATION
8.  QUANTUM INTERNATIONAL LIMITED, A UNITED KINGDOM CORPORATION
9.  QUANTUM MARKETING INTERNATIONAL, INC., A DELAWARE CORPORATION
10. QUANTUM MARKETING MEXICO S.A. DE C.V., A MEXICO CORPORATION
11. QUANTUM NORTH AMERICA, INC., A DELAWARE CORPORATION (D/B/A, E4L
    NORTH AMERICA)
12. QUANTUM POLSKA SP. ZO.O., A POLAND  CORPORATION
13. QUANTUM PRODUCTIONS AG, A SWITZERLAND CORPORATION
14. SUZANNE PAUL HOLDINGS PTY LIMITED, AN AUSTRALIAN CORPORATION
15. SUZANNE PAUL (AUSTRALIA) PTY LIMITED, AN AUSTRALIAN CORPORATION
16. TELEMALL SHOPPING PTY LTD., AN AUSTRALIAN CORPORATION
17. NMC MEDIA SUBSIDIARIES, INC., A DELAWARE CORPORATION


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